UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 3, 2011

Radiant Logistics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-50283	04-3625550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

405 114th Avenue SE. Third Floor
Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(425) 943-4599

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2011, Todd E. Macomber was appointed as our Senior Vice President and Chief Financial Officer. Mr. Macomber’s business experience is set forth in Item 10 of our Annual Report on Form 10-K for the year ended June 30, 2010. Mr. Macomber succeeds Bohn Crain who continues as the Company’s Chairman and Chief Executive Officer.

In connection with Mr. Macomber’s appointment as Chief Financial Officer, his compensation was increased to $175,000 per annum plus a discretionary bonus of up to 35% of his base salary.  In addition, Mr. Macomber was granted options to purchase 100,000 shares of the Company’s common stock as a price of $1.30 per share which vests 20% per year over each of the next five years.

Mr. Macomber remains employed on an “at will” basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT LOGISTICS, INC.

Date: March 3, 2011	By:	/s/ Bohn H. Crain
Bohn H. Crain
Chief Executive Officer